EXHIBIT 99.2

Financial statements 2003 of

Decision Data System B.V.

The Hague

TABLE OF CONTENTS

		Page
A.	FINANCIAL STATEMENTS 2003

	Consolidated balance sheet at December 31, 2003	2
	Consolidated profit and loss account for the year ended December 31, 2003	4
	Consolidated cash-flow statement	5
	Notes to the consolidated financial statements	6
	Notes to the consolidated balance sheet	10
	Notes to the consolidated profit and loss account	15
	Auditors’ report	17

B.	SUPPLEMENTARY INFORMATION

	Supplemental Disclosures Required Under the US GAAP and
	Securities and Exchange Commission Regulations	16

A. FINANCIAL STATEMENTS 2003

Decision Data System B.V.

The Hague

CONSOLIDATED BALANCE SHEET

December 31, 2003
€
FIXED ASSETS

Intangible fixed assets	913,675

Tangible fixed assets	473,322

CURRENT ASSETS

Debtors

Trade debtors	1,830,421
Other debtors, prepayments and accrued income	965,891

2,796,312

Securities	2,349,030

Bank and cash	4,164,819

10,697,158

AS AT DECEMBER 31, 2003 (after appropriation of the result)

December 31, 2003
€
GROUP EQUITY	1,495,157

Minority interest	—

LONG-TERM LIABILITIES	—

SHORT-TERM LIABILITIES (< 1 year)

Credit institutions	26,307
Trade creditors	884,505
Taxes and social security charges	2,044,303
Other liabilities and accruals	6,246,886

9,202,001

10,697,158

Decision Data System B.V.

The Hague

CONSOLIDATED PROFIT AND LOSS ACCOUNT FOR THE YEAR

ENDED DECEMBER 31, 2003

	2003
	€	€
Net turnover	14,163,266
Cost of sales	(2,260,487)

Gross margin		11,902,779

Salaries and wages	5,229,279
Social charges and pension charges	1,841,985
Depreciation of tangible and
intangible fixed assets	464,803
Other operating expenses	2,278,467

		9,814,534

OPERATING RESULT		2,088,245

Financial income and expenses		239,374

RESULT BEFORE TAXES		2,327,619

Taxation on result from ordinary activities		(637,657)

RESULT AFTER TAX		1,689,962

Minority interest		—

NET RESULT		1,689,962

Decision Data System B.V.

The Hague

CONSOLIDATED CASH-FLOW STATEMENT

2003
€
Cash funds at the beginning of the period	4,710,325

Result from consolidation at equity	1,689,963
Depreciation of tangible and intangible assets	136,957
Other non-cash expenses	690,236
Changes in trade receivables	123,556
Changes in other assets	(293,358)
Changes in trade liabilities, other liabilities	181,897
Changes in deferred revenue	313,552
Changes in accruals - Creditors	(1,041,053)

Cash-flows from operating activities	1,801,750

Payments related to investments in tangible fixed assets	(143,970)
Payments related to investments in intangible fixed assets	(4,530)
Acquisition of subsidiaries net of liquid assets	(311,542)
Payments and receipts in connection with cash investments	(1,308,392)

Cash-flows from investing activities	(1,768,434)

Cash proceeds from issuing bonds/loans	1,570,036
Payments of dividends by the holding company	(2,010,050)
Payments related to repayments of bonds/loans	(178)
Other changes in shareholders´ equity	(177,284)
Other changes in minority interests	12,347

Cash-flows from financing activities	(605,129)

Cash funds at the end of the period	4,138,512
Change in cash funds from cash relevant transactions	(571,813)
Cash funds at the beginning of the period	4,710,325

Cash-funds at the end of the period	4,138,512

Decision Data System B.V.

The Hague

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

GENERAL

Decision Data System B.V. is a company incorporated in The Netherlands. The principal activities of the Company and its subsidiaries (the Group) are the provision of financial market data and software solutions to financial institutions, online services and corporate clients.

The financial statements are presented in euros, the currency in which the majority of the Group’s transactions are denominated.

SIGNIFICANT ACCOUNTING POLICIES

The financial statements have been prepared in accordance with International Accounting Standards (IAS) and generally accepted accounting principles in the Netherlands.

The financial statements have been prepared on the historical cost basis, except for the revaluation of marketable securities.

The principal accounting policies adopted are set out below.

Basis of Consolidation

The consolidated financial statements incorporate the financial statements of the Company and enterprises controlled by the Company (its subsidiaries) made up to 31 December. Control is achieved where the Company has the power to govern the financial and operating policies of an investee enterprise so as to obtain benefits from its activities.

On acquisition, the assets and liabilities of a subsidiary are measured at their fair values at the date of acquisition. Any excess (deficiency) of the cost of acquisition over (below) the fair values of the identifiable net assets acquired is recognised as goodwill (negative goodwill). The interest of minority shareholders is stated at the minority’s proportion of the fair values of the assets and liabilities recognised.

The results of subsidiaries acquired or disposed of during the year are included in the consolidated income statement from the effective date of acquisition or up to the effective date of disposal, as appropriate.

Where necessary, adjustments are made to the financial statements of subsidiaries to bring the accounting policies used into line with those used by other members of the Group.

All significant inter-company transactions and balances between group enterprises are eliminated on consolidation.

Revenue Recognition

Subscription Revenu e - Clients are generally invoiced annually, in advance, in accordance with the subscription agreement between the client and the Group.

Subscription revenue is earned each month as the subscribed for service is delivered to clients, according to the specific subscription and the number of users licensed under each subscription agreement. Revenue is recognized when all the following criteria are met:

•	The client subscribes to JCF Quant of JCF Data,

•	the above services have been rendered and earned during the month,

•	the amount of the subscription is fixed and determinable based on established rates for each product offering, pursuant to a subscription agreement or client order form, and

•	collectibility is reasonably assured.

Services Revenue is comprised of license fees, development fees and maintenance fees pursuant to agreements with each client. License fees and development fees are recognized on a percentage of completion basis. Maintenance fees are recognized rateably over the term of the maintenance agreement.

Foreign Currencies

Transactions in currencies other than Euros are recorded at the rates of exchange prevailing on the dates of the transactions. At each balance sheet date, monetary assets and liabilities that are denominated in foreign currencies are retranslated at the rates prevailing on the balance sheet date. Non-monetary assets and liabilities carried at fair value that are denominated in foreign currencies are translated at the rates prevailing at the date when the fair value was determined. Gains and losses arising on exchange are included in net profit or loss for the period, except for exchange differences arising on non-monetary assets and liabilities where the changes in fair value are recorded directly in equity.

On consolidation, the assets and liabilities of the Group’s overseas operations are translated at exchange rates prevailing on the balance sheet date. Income and expense items are translated at the average exchange rates for the period. Exchange differences arising, if any, are classified as equity and transferred to the Group’s translation reserve. Such translation differences are recognised as income or as expenses in the period in which the operation is disposed of.

Goodwill and fair value adjustments arising on the acquisition of a foreign entity are treated as assets and liabilities of the foreign entity and translated at the closing rate.

Taxation

Income tax expense represents the sum of the tax currently payable and deferred tax.

The tax currently payable is based on taxable profit for the year. Taxable profit differs from net profit as reported in the income statement because it excludes items of income or expense that are taxable or deductible in other years and it further excludes items that are never taxable or deductible. The Group’s liability for current tax is calculated using tax rates that have been enacted or substantively enacted by the balance sheet date.

Deferred tax is the tax expected to be payable or recoverable on differences between the carrying amounts of assets and liabilities in the financial statements and the corresponding tax bases used in the computation of taxable profit, and is accounted for using the balance sheet liability method.

Deferred tax liabilities are generally recognised for all taxable temporary differences and deferred tax assets are recognised to the extent that it is probable that taxable profits will be available against which deductible temporary differences can be utilised. Such assets and liabilities are not recognised if the temporary difference arises from goodwill (or negative goodwill) or from the initial recognition (other than in a business combination) of other assets and liabilities in a transaction that affects neither the tax profit nor the accounting profit.

Deferred tax liabilities are recognised for taxable temporary differences arising on investments in subsidiaries and associates, and interests in joint ventures, except where the Group is able to control the reversal of the temporary difference and it is probable that the temporary difference will not reverse in the foreseeable future.

The carrying amount of deferred tax assets is reviewed at each balance sheet date and reduced to the extent that it is no longer probable that sufficient taxable profits will be available to allow all or part of the asset to be recovered.

Deferred tax is calculated at the tax rates that are expected to apply in the period when the liability is settled or the asset realised. Deferred tax is charged or credited in the income statement, except when it relates to items charged or credited directly to equity, in which case the deferred tax is also dealt with in equity.

Deferred tax assets and liabilities are offset when they relate to income taxes levied by the same taxation authority and the Group intends to settle its current tax assets and liabilities on a net basis.

Intangible fixed assets

Patents and trademarks are measured initially at purchase cost and are amortised on a straight-line basis over their estimated useful lives.

Goodwill arising on consolidation represents the excess of the cost of acquisition over the Group’s interest in the fair value of the identifiable assets and liabilities of a subsidiary, associate or jointly controlled entity at the date of acquisition. Goodwill is recognised as an asset and amortised on a straight-line basis over its estimated useful life.

Tangible fixed assets

Tangible fixed assets are stated at the lower of cost, less accumulated depreciation and net realizable value. Tangible fixed assets are measured initially at purchase cost and are amortised on a straight-line basis over their estimated useful lives.

Fixtures and equipment are stated at cost less accumulated depreciation and any recognised impairment loss.

Depreciation is charged so as to write off the cost or valuation of assets, other than land and properties under construction, over their estimated useful lives, using the straight-line method.

The gain or loss arising on the disposal or retirement of an asset is determined as the difference between the sales proceeds and the carrying amount of the asset and is recognised in income.

Impairment

At each balance sheet date, the Group reviews the carrying amounts of its tangible and intangible assets to determine whether there is any indication that those assets have suffered an impairment loss. If any such indication exists, the recoverable amount of the asset is estimated in order to determine the extent of the impairment loss (if any). Where it is not possible to estimate the recoverable amount of an individual asset, the Group estimates the recoverable amount of the cash-generating unit to which the asset belongs.

Recoverable amount is the greater of net selling price and value in use. In assessing value in use, the estimated future cash flows are discounted to their present value using a pre-tax discount rate that reflects current market assessments of the time value of money and the risks specific to the asset.

If the recoverable amount of an asset (or cash-generating unit) is estimated to be less than its carrying amount, the carrying amount of the asset (cash-generating unit) is reduced to its recoverable amount. An impairment loss is recognised as an expense immediately, unless the relevant asset is carried at a revalued amount, in which case the impairment loss is treated as a revaluation decrease.

Where an impairment loss subsequently reverses, the carrying amount of the asset (cash-generating unit) is increased to the revised estimate of its recoverable amount, but so that the increased carrying amount does not exceed the carrying amount that would have been determined had no impairment loss been recognised for the asset (cash-generating unit) in prior years. A reversal of an impairment loss is recognised as income immediately, unless the relevant asset is carried at a revalued amount, in which case the reversal of the impairment loss is treated as a revaluation increase.

Investments

Investments are recognised on a trade-date basis and are initially measured at cost, including transaction costs.

At subsequent reporting dates, debt securities that the Group has the expressed intention and ability to hold to maturity (held-to-maturity debt securities) are measured at amortised cost, less any impairment loss recognised to reflect irrecoverable amounts. The annual amortisation of any discount or premium on the acquisition of a held-to-maturity security is aggregated with other investment income receivable over the term of the instrument so that the revenue recognised in each period represents a constant yield on the investment.

Investments other than held-to-maturity debt securities are classified as either held-for-trading or available-for-sale, and are measured at subsequent reporting dates at fair value. Where securities are held for trading purposes, gains and losses arising from changes in fair value are included in net profit or loss for the period. For available-for-sale investments, gains and losses arising from changes in fair value are recognised directly in equity, until the security is disposed of or is determined to be impaired, at which time the cumulative gain or loss previously recognised in equity is included in the net profit or loss for the period.

Trade receivables and other current assets

Trade receivables are stated at their nominal value as reduced by appropriate allowances for estimated irrecoverable amounts.

Credit institutions

Interest-bearing bank loans and overdrafts are recorded at the proceeds received, net of direct issue costs. Finance charges, including premiums payable on settlement or redemption and direct issue costs, are accounted for on an accrual basis to the profit and loss account using effective interest method and are added to the carrying amount of the instrument to the extent that they are not settled in the period in which they arise.

Short term liabilities

Trade payables are stated at their nominal value.

Decision Data System B.V.

The Hague

NOTES TO THE CONSOLIDATED BALANCE SHEET

31-12-2003
€
INTANGIBLE FIXED ASSETS

This item consists of:

Patent and trademarks	514

Goodwill	913,161

€
Patents and trademarks

COST

At January 1, 2003	58,884
Additions	4,420

At December 31, 2003	63,304

AMORTISATION

At January 1, 2003	50,295
Charge for the year	12,495

At December 31, 2003	62,790

CARRYING AMOUNT

At December 31, 2003	514

€
Goodwill

COST

At January 1, 2003	1,498,752
Arising on acquisition of a subsidiary	160,732

At December 31, 2003	1,659,484

AMORTISATION

At January 1, 2003	418,478
Charge for the year	327,845

At December 31, 2003	746,323

CARRYING AMOUNT

At December 31, 2003	913,161

Goodwill is amortized over its estimated useful life. The foreseeable life of the goodwill arising on past acquisitions is 5 years.

TANGIBLE FIXED ASSETS

	Land and buildings	Fixtures and equipment	Total
	€	€	€
COST
At January 1, 2003	35,989	908,746	944,735
Additions	4,292	228,096	232,388
Exchange differences	—	(13,695)	(13,695)
Disposals	—	(74,723)	(74,723)

At December 31, 2003	40,281	1,048,424	1,088,705

ACCUMULATED DEPRECIATION AND IMPAIRMENT
At January 1, 2003	17,636	473,396	491,032
Charge for the year	4,385	195,347	199,732
Exchange differences	—	(6,303)	(6,303)
Eliminated on disposals	—	(69,078)	(69,078)

At December 31, 2003	22,021	593,362	615,383

CARRYING AMOUNT
At December 31, 2003	18,260	455,062	473,322

The estimated useful lives of buildings is 20 years. For fixtures and equipment 3-10 years is applied.

TRADE DEBTORS

Trade receivables at the balance sheet date comprise of:

Year ended 31-12-2003
€
Trade receivables	1,871,850
Provisions for bad debts	(41,429)

1,830,421

OTHER DEBTORS, PREPAYMENTS AND ACCRUED INCOME

Other debtors, prepayments and accrued income at the balance sheet date comprise of:

Prepaid expenses	233,151
Deposits	133,819
Advances to employees	25,190
Loans	433,491
Receivable from taxation	140,240

965,891

SECURITIES

Securities at the balance sheet date comprise of marketable securities which have been revalued at the year end.

BANK AND CASH

Bank balances and cash comprise cash held by the Group and short-term bank deposits with an original maturity of 90 days. The carrying amount of these assets approximates to their fair value.

Credit Risk

The Group’s principal financial assets are bank balances and cash, trade and other receivables and investments, which represent the Group’s maximum exposure to credit risk in relation to financial assets.

The Group’s credit risk is primarily attributable to its trade receivables. The amounts presented in the balance sheet are net of allowances for doubtful receivables, estimated by the Group’s management based on prior experience and their assessment of the current economic environment. The Group has no significant concentration of credit risk, with exposure spread over a large number of customers.

CREDIT INSTITUTIONS

2003
€
Bank overdrafts	26,307

The borrowings are repayable on demand or within one year.

31-12-2003
€
OTHER LIABILITIES AND ACCRUALS

Deferred income	4,503,386
Other creditors
- Management fees accrued in B.V.	138,906
- Accrued expenses	678,818
- Accrued compensation expense
- Commissions	293,156
- Debts	584,261
- Other liabilities	48,359

6,246,886

OTHER FINANCIAL LIABILITIES

Trade and other payables principally comprise amounts outstanding for trade purchases and ongoing costs. The average credit period taken for trade purchases is 45 days.

The directors consider that the carrying amount of trade payables approximates to their fair value.

OPERATING LEASE ARRANGEMENTS

The Group as Lessee

31-12-2003
€
Minimum lease payments under operating
leases recognised in income for the year	455,460

At the balance sheet date, the Group had outstanding commitments under non-cancelable operating leases, which fall due as follows:

2003
€
Within one year	484,846
In the second to fifth year inclusive	627,776
After five years	—

1,112,622

EVENTS AFTER THE BALANCE SHEET DATE

None.

RELATED PARTY TRANSACTIONS

During the periods covered, group companies entered into the following transactions with related parties who are not members of the Group:

	Purchases from		Amounts owed to/from related parties
	2003	2002	2003	2002
	€	€	€	€
Managing Director of a subsidiary	140,000	—	140,000	—
Shareholder of SoftPartner SAS	—	1,185,000	300,000	600,000
Director of a subsidiary	9,908	9,908	—	—
Daughter of a Director	517,088	282,488	17,800	100,078
Manis Management Consulting	93,385	91,977	—	—
MKY Financial Software Limited	583,829	413,472	638,236	691,274
Managing Director of a subsidiary			433,500	—
Decision Data Luxembourg SA			—	2,000,000

In fiscal year 2003, the group purchased from the Managing Director of one of the Group’s subsidiaries, the shares in such subsidiary held by him.

In fiscal year 2002, the group purchased from the shareholder of SoftPartner SAS his interest in SoftPartner SAS.

A director of a Subsidiary of the Group receives consulting fees from a second group company.

The Group is party to an agreement with the daughter of a director of the Group. This person acts as a sales representative for the Group in Spain and Portugal. Her remuneration is based on three components, 1) the value of new contracts signed in the territory, 2) the aggregate value of the territory on a monthly basis and 3) the aggregate value of the territory as of the termination date of the agreement.

The Group is party to an agreement with Manis Management Consultants (MMC), an entity controlled by the brother of a director of the Group. MMC acts as a sales representative for the Group in Canada. Manis’s remuneration is based on three components, 1) the value of new contracts signed in the territory, 2) the aggregate value of the territory on a monthly basis and 3) the aggregate value of the territory as of the termination date of the agreement.

The Group is party to an agreement with MKY Financial Software Limited (MKY), an entity controlled by a director of the Group, under which MKY has granted to the Group an exclusive license to develop, market and sell certain software, in exchange for a fixed percentage of license revenues earned by the Group.

In fiscal year 2003, the group made an advance to the managing director of a subsidiary in the group. The advance is expected to be repaid in 2004.

On 16 December 2002 the company made a loan to Decision Data Luxembourg SA, shareholder of the company. This loan was repaid on the 18 September 2003 in full. Interest charged on the loan amounted to 2.65% and was repaid together with the loan principal.

Decision Data System B.V.

The Hague

NOTES TO THE CONSOLIDATED PROFIT AND LOSS ACCOUNT

REVENUE

An analysis of the Group’s revenue is as follows:

Year ended 31-12-2003
€
Sales of goods (subscription)	11,955,619
Sales of services (consulting)	1,885,303

13,840,922
Other operating income	322,344

14,163,266

Personnel

During the 2003 year the average number of employees was 112.

Supplemental Disclosures Required Under the US GAAP and Securities and Exchange Commission Regulations

The following information has been prepared to present supplemental disclosures required under US GAAP and the U.S. Securities and Exchange Commission (SEC) regulations.

1. Reconciliation of Shareholders’ Equity to US GAAP

2003
ISA/IFRS GAAP shareholders’ equity as reported in the Consolidated Statement of Financial Position	€1,495
Adjustments to conform to US GAAP:(a)
Business combinations and goodwill	518
Reclassification of Minority interests outside Shareholders’ equity	0
Tax effect	0

US GAAP shareholders’ equity	€2,013

(a)	For 2003, the impact of the adjustment on ISA/IFRS GAAP Consolidated Statement of Financial Position is:

•	Business combinations and goodwill: “Goodwill, net”. These adjustments mainly impact gross amount of goodwill due to differences in accounting standards between IAS/IFRS (amortization over useful life) and US GAAP (net book values as of December 15, 2001; gross amounts for subsequent acquisitions; impairment test on remaining goodwill values).

•	Under US GAAP, Minority interests should be reported outside Shareholders’ equity.

2. Reconciliation of Net Profit to US GAAP

2003
ISA/IFRS GAAP net profit as reported in the Consolidated Statement of Income	€1,690
Adjustments to conform to US GAAP :
Business combination and goodwill(a)	328

US GAAP net profit	€2,018

(a)	Amortization of goodwill in IAS/IFRS GAAP is reversed, since goodwill is no longer amortized under US GAAP.

Report of Independent Auditors

To the Shareholders of JCF Group:

Constantin Netherlands have audited the accompanying consolidated statement of financial position of JCF Group and subsidiaries (together the “Company”), as of December 31, 2003, and the related consolidated statements of income, changes in shareholders’ equity and cash flows for the period ended December 31, 2003, expressed in Euros and prepared in conformity with accounting principles generally accepted under IAS/IFRS. We, Constantin Réviseurs d’Entreprises, Belgium, have audited the information presented in attached supplemental disclosures which includes the effect of the differences between accounting principles generally accepted under IAS/IFRS and generally accepted accounting principles in the United States of America on the Company’s consolidated net income and shareholder’s equity as of and for the year ended December 31, 2003. These financial statements, as well as the supplemental information, are the responsibility of the Company’s management. Our responsibility is to express an opinion on the information included in the supplemental disclosures based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the information included in the supplemental disclosures is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statements presentation. We believe that our audits provide a reasonable basis for our opinion.

The accounting practices of the Company used in preparing the accompanying consolidated financial statements under IAS/IFRS vary in certain respects from generally accepted accounting principles in the United States of America. A description of the significant differences between the Company’s accounting practices and generally accepted accounting principles in the United States of America and the effect of those differences on the consolidated net profit for the year ended December 31, 2003 and shareholders’ equity as of December 31, 2003 is set forth in the attached supplemental disclosures.

In our opinion, the information included in the supplemental disclosures referred to above present fairly, in all material respects, the information required with respect to generally accepted accounting principles in the United States of America as of and for the year ended December 31, 2003.

October 8, 2004

Constantin Réviseurs d’Entreprises, represented by

René Van Asbroeck, Partner